SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

MOTIVNATION, INC.

(Name of Registrant As Specified In Charter)

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MOTIVNATION, INC.
8 Corporate Park, Suite 300
Irvine, California  92606

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF MOTIVNATION, INC.:

This Information Statement is to inform you that holders of shares representing 52.1% of the outstanding shares of our common stock (the “Majority Stockholders”) as permitted under Nevada Law have executed a written consent giving the Board of Directors the authority to amend the Company's Articles of Incorporation to increase the authorized common stock of the Company from 300 million shares to 5 billion shares.

The amendment to the Articles of Incorporation is described in greater detail in the Information Statement accompanying this notice.  The consent that we have received constitutes the only stockholder approval required to amend the Articles of Incorporation under the Nevada law. Pursuant to Rule 14c-2 under the Exchange Act, the proposals approved by the Majority Stockholders will not be effective until at least 20 days after the date this Information Statement is mailed to all of our stockholders.

Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy or your consent; please do not send us one.

The accompanying Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors,

                                         /s/ George R. LeFevre
                                             George R. LeFevre, Chief Executive
  Officer and Director.

WE ARE NOT ASKING YOU FOR A PROXY NOR YOUR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY NOR YOUR CONSENT.

MOTIVNATION, INC.
8 Corporate Park, Suite 300
Irvine, California  92606

INFORMATION STATEMENT
AND NOTICE OF ACTION TAKEN
BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being provided to the shareholders of Motivnation Inc. (the “Company”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting stock (consisting of our common stock and our Series A Preferred Stock voting together as a single class) authorizing an increase in the number of authorized shares of common stock, par value $0.001, from 300 million to 5 billion (the “Increase”). The Company’s Board of Directors approved the Increase on October 19, 2009 and on October 16, 2009, the Company had also obtained (by written consents) the approval of five shareholders that are the record owners of 35,805,000 shares of our common stock and 120,500 shares of our Series A Preferred Stock, which represent an aggregate of 120,500,000 votes or approximately 52.1% of the Company’s total voting power as of October 16, 2009. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders, and, after the filing of amended Articles of Incorporation with the Secretary of State of the State of Nevada. A copy of the certificate of amendment affecting the Increase is attached to this information statement as Exhibit A.

The action to be taken by written consent by the majority shareholders in lieu of a special meeting of the shareholders are authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding  shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at  a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.

The date on which this Information Statement will be sent to the shareholders is on, or about November 10, 2009. The record date established by the Board of Directors for purposes of determining the shareholders of the Company entitled to receive notice of the Increase was October 21, 2009 (the “Record Date”).

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (949) 266-8979

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

Under Nevada Law and our Articles of Incorporation and by-laws, no shareholder has any right to dissent to our increasing the amount of authorized shares of common stock, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

VOTING SECURITIES

Pursuant to Nevada Law, a vote by the holders of at least a majority of the Company’s outstanding voting power is required to effect the action described herein. As of the Record Date, the Company had 179,384,358 shares of common stock issued and outstanding entitled to one vote per share, and 120,500 shares of Series A Preferred Stock issued and outstanding entitled to 1,000 votes per share. Therefore, 149,942,180 votes were required to approve the Increase. On October 16, 2009, five shareholders cast, by written consent, 156,305,000 votes, representing approximately 52.1% of the Company’s outstanding voting power, in favor of the Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 16, 2009, the beneficial ownership of the Company's common stock and Series A Preferred Stock (1) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock or Series A Preferred Stock, (2) by each director and executive officer, and (3) by all directors and executive officers as a group.

Name and Address	Number of Shares
	Beneficially Owned	of Class (1)

George R. LeFevre	683,000	0.4%
8 Corporate Park, Suite 300	Common Shares
Irvine, California 92606
	120,500	100.0%
	Series A Preferred

David Psachie	8,050,000	4.5%
8 Corporate Park, Suite 300	Common Stock
Irvine, California 92606

Infinity Capital Partners	8,060,000	4.5%
6749 E. Pinnacle Point	Common Stock (2)
Orange, CA 92869

Jay Isco	8,512,000	4.7%
8 Corporate Park, Suite 300	Common Stock
Irvine, California 92606

Owen Naccarato	10,500,000	5.9%
100 Quail Street, Ste 100	Common Stock
Newport Beach, CA 92660

All executive officers and directors as a group (2 people)	8,733,000	4.9%
	Common
	120,500	100.0%
	Series A Preferred

(1)
Figures based on 179,384,358 outstanding shares of common stock and 120,000 outstanding shares of Series A Preferred Stock.
(2)
Infinity Capital Shares are controlled by Michael Isco

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after October 16, 2009, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

INFORMATION REGARDING THE PROPOSAL

Purpose of increasing the authorized shares

The Company's Board of Directors has unanimously adopted a resolution, previously authorized by the holders of a majority of the Company’s outstanding voting stock (consisting of the Company’s common stock and Series A Preferred Stock voting together as a single class), to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 500 million shares to 5 billion shares. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that the Company is obligated to issue shares of common stock upon conversion of certain existing outstanding convertible debt and warrants. At October 16, 2009 the Company had only 120,615,642 shares of common stock available for issuance, while the Company has approximately 4,033,710,000 shares of common stock potentially issuable under of all of its outstanding convertible securities.

Sale of $17,500 Convertible Debentures

On September 26, 2008, the Company sold in a private transaction an aggregate of $17,500 of convertible debentures (the “2008 Second Debentures”). The principal amount of the 2008 Second Debentures outstanding accrues interest at the rate of 8% per annum payable quarterly. The 2008 Second Debentures are convertible into shares of the Company’s common stock at 40% of the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date. The 2008 Second Debentures are repayable, principal and accrued interest, on September 26, 2011. The 2008 Second Debentures contain a provision that prohibits the holder from converting the debenture if such conversion would result in the holder owning more than 4.99% of the Company’s outstanding common stock at the time of such conversion.

Sale of $100,000 Convertible Debentures

On April 22, 2008, the Company sold in a private transaction an aggregate of $100,000 of convertible debentures (the “2008 First Debentures”). The principal amount of the 2008 First Debentures outstanding accrues interest at the rate of 8% per annum payable quarterly. The 2008 First Debentures are convertible into shares of the Company’s common stock at 40% of the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date. The 2008 First Debentures are repayable, principal and accrued interest, on April 22, 2011. The 2008 First Debentures contain a provision that prohibits the holder from converting the debenture if such conversion would result in the holder owning more than 4.99% of the Company’s outstanding common stock at the time of such conversion.

In addition, purchasers of the 2008 First Debentures received warrants exercisable to purchase an aggregate of 10,000,000 shares of the Company’s common stock at an exercise price of $0.002 per share (the "2008 First Debenture Warrants"). The 2008 First Debenture Warrants shall have a seven year term from date of issuance and have a cashless exercise feature.

Sale of $175,000 Convertible Debentures

On November 16, 2007, the Company sold in a private transaction an aggregate of $175,000 of convertible debentures (the “2007 Debentures”). The principal amount of the 2007 Debentures outstanding accrues interest at the rate of 8% per annum payable quarterly. The 2007 Debentures are convertible into shares of the Company’s common stock at 50% of the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date. The 2007 Debentures are repayable, principal and accrued interest, on November 16, 2010. The 2007 Debentures contain a provision that prohibits the holder from converting the debenture if such conversion would result in the holder owning more than 4.99% of the Company’s outstanding common stock at the time of such conversion.

In addition, purchasers of the 2007 Debentures received warrants exercisable to purchase an aggregate of 15,000,000 shares of the Company’s common stock at an exercise price of $0.002 per share (the "2007 Debenture Warrants"). The 2007 Debenture Warrants shall have a seven year term from date of issuance and have a cashless exercise feature.

Sale of $2,000,000 Convertible Debentures

On January 30, 2006, the Company completed the sale of $2 million aggregate principal amount of 8% callable secured convertible notes (the “2005 Debentures”) due in 2009, and issued stock warrants purchasing up to 2.5 million shares of the Company’s common stock (the “2005 Debenture Warrants”).  Proceeds from the notes amounted to $1,903,500 after issuance costs, of which the first traunch of $300,000 (less issuance costs of $55,000 and $20,000 for prepaid officers’ life insurance) was received on November 30, 2005, the second traunch of $500,000 (less issuance costs of $6,000) was received on January 5, 2006, and the third and final traunch of $1,200,000 (less issuance costs of $15,500) was received on January 30, 2006. During the first six months of 2009, the Company has converted $4,364 principal amount into 41,131,200 shares of the Company’s common stock at the request of the note holders. During the six months of 2008, the Company has converted $8,820 principal amount into 14,064,000 shares of the Company’s common stock.

The Company also granted warrants to purchase 2,500,000 shares of common stock in connection with the financing. The warrants are exercisable at $1.50 per share for a period of five years, and were fully vested.

During the six months ended June 30, 2009 and 2008, accrued interest of $223,763 and $288,174, respectively, was converted into principal. The converted principal carries interest at 2% per annum and matures on March 11, 2012 and January 31, 2011, respectively.

The following table lists the Company’s currently issued and outstanding convertible securities:

Number of Shares of Common Stock Issuable upon Exercise of Outstanding Warrants	Number of Shares of Common Stock Issuable upon Conversion of Outstanding Convertible Notes
27,500,000	4,006,210,000

Our Board of Directors further believes that the increase in the number of authorized shares of common stock may provide the Company with available shares that could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion.

Effect of the increase in authorized shares

Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution most likely will be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. However, the increase could have a dilutive effect on the voting power of existing shareholders.  Such increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Common Stock

As of the Record Date, there were 300 million shares of common stock authorized with a stated par value of $0.001 per share, of which 179,384,358 shares were issued and outstanding. Immediately following approval of the increase in the number of authorized shares of common stock, as described above, there will be 5 billion shares of common stock authorized, of which 179,384,358 shares will be issued and outstanding, 4,820,615,642 shares will be authorized but unissued.  The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders.

Preferred Stock

The Company is currently authorized to issue up to 10 million shares of preferred stock, par value $.001. The preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding up its affairs.  The authorized but unissued shares of Preferred Stock may be divided and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Series A Preferred Stock

 As of the Record Date, there were 120,500 shares of Series A Preferred Stock issued and outstanding.  The Company’s Series A Preferred Stock is entitled to a dividend and has liquidation preference. In addition to any voting rights provided by applicable law, the holders of the Series Each share of Series A Preferred Stock shall entitle the holder to equal to the greater of (i) One Thousand (1,000) votes for each share of Series A Preferred Stock or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series A Preferred Stock shall always constitute a majority of the voting rights of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

The Company has short-term notes payable to an officer and a related party, aggregate of $253,648 including related accrued interest of $58,415 as of December 31, 2008. The notes carry interest at range of 8% to 10% per annum and are unsecured. On July 2, 2008, the Company, the officer and the related party agreed to extend the note to December 31, 2008 and to increase the principal by $20,000 as a cost of extension.  A 10% penalty will be added annually until the note is paid in full. In addition, the Company granted a conversion right to the officer allowing him to convert all or any outstanding balance into the Company’s common stocks at 75% of the average of the lowest three closing prices during the ten days prior to the date the conversion notice. As a result, the Company recorded a conversion expense of $115,399 using the Black-Scholes valuation model:

ADDITIONAL INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                                    By Order of the Board of Directors,

                                                                            /s/ George R. LeFevre
                                                                           George R. LeFevre, Chief Executive
                                Officer and Director

November 4, 2009
Irvine, California

Exhibit A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4520
(775) 684-7708
Website:  www.nvsos.com

Certificate of Amendment (PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of corporation:

MOTIVNATION, INC.

2.
The articles have been amended as follows (provide article numbers, if available):

Article Fourth – the total number of shares of Common Stock that the corporation will have authority to issue is five billion (5,000,000,000) shares. The shares shall have a par value of $.001.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:   Stockholders holding 156,305,000 shares of voting stock representing 52.1% of the outstanding voting power of the corporation approved this amendment by written consent dated October 16, 2009.

4.
Effective date of filing (optional): __________________________________________.
(must not be later than 30 days after the effective date)

5.
Officer Signature (required): __________________________________________
George R. LeFevre, Chief Executive Officer
* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.